EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-73454 and 333-56432) of Asante Technologies, Inc. of our report dated November 1, 2002, except for Note 9, as to which the date is March 13, 2003, Note 8 as to which the date is November 30, 2003 and Notes 1 and 2, as to which the date is December 30, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K/A.


PricewaterhouseCoopers LLP
San Jose, California
January 2, 2004